UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005 id-Confirm Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State of Incorporation)

0-50489
(Commission File Number)

98-0222930
(I.R.S. Employer Identification Number)

Suite 400, 1800 Boulder Street
Denver, Colorado, 80211-6400
(Address of principal executive offices, including zip code)

303.458.5727
(Registrant's telephone Number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Section 3 - Securities and Trading Markets

Item 3.02 - Unregistered Sales of Equity Securities

id-Confirm Inc. announces that it has entered into an agreement for an equity private placement of $1,000,000.

Under the terms of the private placement, id-Confirm has sold 1,000,000 Units to one investor at a purchase price of $1.00 per Unit, for total aggregate gross proceeds of $1,000,000. Each Unit is comprised of one share of common stock and two stock purchase warrants. Each warrant entitles the holder to purchase one share of common stock for the additional consideration of $1.25 per share for the first year after the closing of the private placement, and $1.50 per share for the second year. The warrants expire after the second year if unexercised.

The Units were issued in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act of 1933. The subscriber was not a U.S. person at that term is defined in Regulation S. No directed selling efforts were made in the United States by our company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. We are subject to Category 3 of Rule 903 of Regulation S and accordingly we implemented the offering restrictions required by Category 3 of Rule 903 of Regulation S by including a legend on all offering materials and documents which stated that the shares have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States or to US persons unless the shares are registered under the Securities Act of 1933, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

Pursuant to Rule 135c of the Securities Act of 1933, a press release with respect to a private placement offering is appended to this Form 8-K Current Report as exhibit 99.1.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

Exhibits

99.1 Press release issued by the Registrant on January 10, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

id-Confirm Inc.

Per: /s/ Ronald Baird
Ronald Baird,
President, C.E.O. and Director